EXHIBIT (11)
                                                      Page 1 of 2

                   Southwest Airlines Company
                Computation of Earnings Per Share
            For the Three Months Ended March 31, 1995

                                                            Fully
                                         Primary          Diluted
Weighted average shares outstanding    146,367,603    143,367,603

Shares issuable upon exercise of
     outstanding stock options
     (treasury stock method)             3,164,628      3,164,628

Weighted average common and common
     equivalent shares                 146,532,231    146,532,231


Earnings for per share computations    $11,826,000    $11,826,000

Earnings per common and common
     equivalent share                        $0.08          $0.08




                                                     EXHIBIT (11)
                                                      Page 2 of 2

                   Southwest Airlines Company
                Computation of Earnings Per Share
            For the Three Months Ended March 31, 1994

                                                            Fully
                                         Primary          Diluted
Weighted average shares outstanding    142,858,363    142,858,363

Shares issuable upon exercise of
     outstanding stock options
     (treasury stock method)             4,741,909      4,743,379

Weighted average common and common
     equivalent shares                 147,600,272    147,601,742


Earnings for per share computations    $41,847,000    $41,847,000

Earnings per common and common
     equivalent share                        $0.28          $0.28